Exhibit 10.22

UNSECURED REVOLVING SUBORDINATED NOTE

$5,000,000
Note Dated: November 21, 2002
Due Date: December 1, 2005, unless extended	Johnston, Iowa

FOR VALUE RECEIVED, FC STONE, L.L.C., an Iowa Corporation, of West Des Moines, Iowa (the “Borrower”), promises to pay to the order of Deere Credit, Inc., a Delaware corporation (the “Lender”), at Lender’s office at such place as Lender may designate in writing, the principal sum of Five Million and 00/100 DOLLARS ($5,000,000.00), together with interest as provided in this Note, all in lawful money of the United States of America. So long as no event of default has occurred and is continuing, the Borrower may receive advances at any time until the Due Date. All amounts, which are repaid, may be readvanced. The initial advance, all subsequent advances and all payments made on account of principal shall be endorsed by the holder on the attached schedule to this Note. The unpaid principal balance of this promissory note (“Note”) shall bear interest (the “Effective Interest Rate”) computed upon the basis of a year of 360 days for the actual number of days elapsed in a quarter, which is equal to 4.800 percent (4.800%) (480 basis points) in excess of the LIBOR rate (“LIBOR”). For the purposes of this Note, LIBOR shall mean the rate (rounded upward to the nearest thousand) indicated by Telerate (or if Telerate shall cease displaying such rates, such other service or services as may be nominated by the British Bankers Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits) as having been quoted by the British Bankers Association at 11:00 a.m. London time on the first Banking Day of each month for the offering of U.S. dollar deposits in the London interbank market for a one month period. The LIBOR rate determined pursuant to the preceding sentence shall be used to determine the LIBOR rate for all amounts advanced or outstanding during such month. LIBOR rate shall be fixed on the first Banking Day within such month based on the one month LIBOR rate for that day but shall vary from month to month. “Banking Day” shall mean the first day of each month on which Lender is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.

This Note evidences indebtedness incurred under a Revolving Subordinated Loan Agreement dated November 21, 2002, and if amended, all amendments thereto) between the Borrower and Lender, to which reference is hereby made for a statement of the terms and provisions, including those under which this Note may be paid prior to its due date or its due date accelerated. As provided in said Agreement, the payment of principal of and interest on this Note is expressly subordinated to the payment of all other claims on Borrower which are not similarly subordinated.

The purpose of this loan is to fund regulatory capital requirements as required by the Commodities Futures Trading Commission. This note shall be unsecured.

Payments shall be paid to Lender as follows:

1.	Borrower shall make quarterly payments of interest only on each March 31, June 30, September 30 and December 31 during the term of the Note;

2.	On the Due Date all remaining outstanding amounts of principal, interest and late charges shall be due and payable.

In consideration of the loan commitment, the Borrower agrees to pay to the Lender a commitment fee on the average daily unused portion of the loan commitment at the rate of .50% (50 basis points) per annum (calculated on a 360 day basis), payable quarterly in arrears by the 20th day following each calendar quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the loan commitment.

Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail and no course of conduct or dealing shall affect Borrower’s assumption of these risks. This Note may be prepaid, in full or in part at any time without penalty. All payments shall be applied first to late charges, then to interest and finally to principal.

Upon the occurrence of any event of default, as described in the Revolving Subordinated Loan Agreement, dated as of November 21, 2002, between Lender and Borrower, as the same may be modified from time to time (the “Agreement”, the Lender may exercise any of its remedies described in the Agreement or the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the Effective Interest Rate otherwise applicable. This Note shall be deemed to be a “Note” within the meaning of the Agreement. If any payment under this Note is not paid within ten (10) days after the date due, then, at the option of the Lender, a late charge of not more than five cents ($0.05) for each dollar of the installment past due may be charged by Lender.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower’s failure to pay the entire amount due shall be and continue to be an event of default. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. The laws of the State of Iowa hereunder shall govern all rights and obligations.

BORROWER

FC STONE, L.LC.
Borrower Address:

2829 Westown Parkway Suite 200 West Des Moines, IA 50266	By:	/s/ ROBERT V. JOHNSON
	Its:	Exec. V.P. & CFO

Tax ID No. 42-1091210

Lender Address:

6400 N. W. 86th St.

P.O. Box 6650-Dept. 140

Johnston, IA 50131-6650

Schedule attached to Revolving Subordinated Note dated November 21, 2002 of FC Stone LLC payable to the order of Deere Credit, Inc.

Date	Amount of Loan Made	Scheduled Maturity Date	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

__________	_____________	_____________	_____________	_____________	_____________

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Revolving Subordinated Note. The failure to record the date and amount of any Revolving Subordinated Loan on this schedule shall not, however, limit or otherwise affect the obligations of FC Stone LLC under the Revolving Subordinated Loan Agreement or under this Note to repay the principal amount of the loans, together with all interest accruing thereon.